EXHIBIT 99.1

     LITHIA MOTORS THIRD QUARTER 2007 EARNINGS AND CONFERENCE CALL SCHEDULED FOR OCTOBER 25, 2007

MEDFORD, OREGON, October 15, 2007 (Immediate) – Lithia Motors, Inc. (NYSE: LAD) today announced that its third quarter 2007 earnings will be released on Thursday, October 25th at 1:00 p.m., PDT.

CONFERENCE CALL INFORMATION
A conference call to discuss the results is scheduled for the same day at 2:00 p.m. PDT; and 5:00 p.m. EDT.

HOW TO PARTICIPATE:

DOMESTIC AND INTERNATIONAL CALLS: 973-582-2717
Conference ID #: 9348443

Please call in at least 10 minutes prior to the beginning of the call.

To listen LIVE on our website or for REPLAY: Log-on to www.Lithia.com – Go to Investor Relations – and click on the Conference Call Icon.

A playback of the conference call will be available on the same day, approximately one hour after completion of the call, and will be available until November 8. The playback can be accessed by calling 973-341-3080 (access code: 9348443) or by visiting the Investor Relations section of the Lithia Motors website; www.Lithia.com.

About Lithia
Lithia Motors, Inc. is a Fortune 700 and Russell 2000 Company. Lithia sells 30 brands of new and all brands of used vehicles at 109 stores which are located in 46 markets within 15 states. Internet sales are centralized at www.Lithia.com , or through the recently launched www.L2.com . Lithia also sells used vehicles; arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations. Lithia retailed 109,648 new and used vehicles and had $3.17 billion in total revenue in 2006.

Additional Information
For additional information on Lithia Motors, contact the Investor Relations Department: (541) 618-5770 or log-on to: www.lithia.com – go to Investor Relations